Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Quarterly Cash Dividend

Addison, Texas – March 13, 2025 / Business Wire / – The Board of Directors of Guaranty Bancshares, Inc. (NYSE: GNTY), the parent company of Guaranty Bank & Trust, N.A., declared a quarterly cash dividend yesterday in the amount of $0.25 per share of common stock. The dividend will be paid on April 9, 2025, to stockholders of record as of the close of business on March 31, 2025.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 33 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of December 31, 2024, Guaranty Bancshares, Inc. had total assets of $3.1 billion, total loans of $2.1 billion and total deposits of $2.7 billion. Visit www.gnty.com for more information.

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Contact Information:

Shalene Jacobson

Executive Vice President & CFO

Guaranty Bancshares, Inc.

(888) 572-9881

investors@gnty.com